                                                                  EXHIBIT 99.g11

                         THIRD-PARTY CUSTODIAL AGREEMENT

Agreement dated March 31, 2006, by and among American Century Mutual Funds, Inc.
on behalf of each series listed on Schedule 1 attached  hereto,  as amended from time to time,  each  severally  but not  jointly a customer  ("Customer"),  J.P.
Morgan Futures Inc. ("Broker") and State Street Bank and Trust Company ("Bank"),
hereinafter collectively known as the "Parties".

WHEREAS,  Customer has opened one or more  accounts  (the  "Futures  Account" or
"Futures  Accounts") with Broker, a Futures  Commission  Merchant  registered as such with the Commodity Futures Trading  Commission,  for the purpose of trading financial futures contracts and options ("Contracts"); and

WHEREAS, the rules and regulations of the Chicago Mercantile Exchange, the Board of Trade of the City of Chicago,  the  Commodity  Exchange,  Inc. and such other exchanges on which Broker may execute,  or cause to be executed,  Contracts  for
Customer  ("Exchange" or  "Exchanges")  may require the Customer to deposit with
Broker certain margin with respect to each Contract; and

WHEREAS, Broker understands that Customer and Bank have agreed that Customer has opened and maintains with Bank custody accounts subject to a Custodian Agreement between  Customer  and Bank (the  "Custodian  Agreement"),  such  accounts to be further  subject  to the  terms  of this  Agreement  ("Safekeeping  Account"  or
"Safekeeping Accounts").

THEREFORE, it is agreed as follows:

1.   As used herein the following terms shall have the following meanings:

     "Instruction" shall mean a request, direction or certification delivered or transmitted to Bank either orally or in writing by way of telex,  telegraph or similar  facsimile  sending device given (i) for and on behalf of Broker by a person so authorized, as certified in writing to Bank by an officer of
     Broker on Appendix A attached hereto, or (ii) for and on behalf of Customer by a person so  authorized,  as provided in the  Custodian  Agreement or as certified  on Appendix B attached  hereto.  Any  Instructions  given orally shall  govern  notwithstanding  any  inconsistent  terms  contained  in any written confirmation thereof and Bank shall be entitled to rely on any oral instructions.

     "Notice"  shall mean a notice  transmitted  or delivered by a person either orally or in writing by way of telex, telegraph,  similar facsimile sending device or hand delivery to (i) in the case of Notice to Customer,  a person designated  by  Customer  in writing  (on  Appendix  B attached  hereto) as eligible  to  receive  such  notice  or,  in the  event no such  person  is available,  to any  officer of  Customer  and (ii) in the case of Notice to
     Bank,  a person  designated  by Bank in writing as eligible to receive such notice or, in the event no such person is available,  to any officer in the
     American Century Mutual Funds,  Inc.'s operations group of Bank;  PROVIDED, that any oral notice to Customer  given  pursuant to Section  10(b)  hereof shall be followed promptly by a written  confirmation  thereof and that any oral notice  given to Bank is confirmed  promptly in writing;  and (iii) in the case of Notice to Broker, a person  designated by Broker in writing (on
     Appendix A attached hereto) as eligible to receive such notice.

2.   Bank and Customer agree to maintain two Safekeeping Accounts at Bank, which shall be sub-accounts of the Customer's custody account with the Bank to be entitled "J.P.  Morgan  Futures Inc.  Customer  Segregated  Account for the
     Benefit of *[NAME OF EACH  CUSTOMER  SERIES  LISTED ON  SCHEDULE  1]",  for
     transactions  on U.S.  exchanges;  the other to be entitled,  "J.P.  Morgan
     Futures  Inc.  Customer  Secured  Account for the Benefit of *[NAME OF EACH
     CUSTOMER  SERIES  LISTED  ON  SCHEDULE  1]" for  transactions  on  Non-U.S.
     exchanges.  The Safekeeping Accounts are the Customer's segregated accounts within  the  meaning  of  the  Commodity  Exchange  Act,  as  amended,  and
     regulations   promulgated  by  the  Commodity  Futures  Trading  Commission
     pursuant  thereto,  and all cash,  securities and other property  deposited therein  will be held by Bank as  such.  Bank  represents  that it is not a fiduciary or an affiliate of Customer.

3.   Customer  shall  deposit  in the  Safekeeping  Account  U.S.  cash  or U.S.
     Government   securities,   or  any   combination   thereof  (herein  called
     "Collateral")  in the  amount of initial  margin  required  by Broker  with respect to any Contract for the Futures  Account for which the  Safekeeping
     Account  is  maintained  ("Initial  Margin").   Such  Collateral  shall  be
     maintained in the Safekeeping  Account until termination or satisfaction of the Contract. Customer may deposit, or maintain on deposit, Collateral in a
     Safekeeping  Account in excess of such requirements  ("Excess Margin").  In determining  whether  Collateral is sufficient  to satisfy  Initial  Margin
     requirements  of  any  Exchange,   U.  S.  Government  securities  will  be
     appropriately  discounted as agreed between Customer and Broker. Bank shall not be responsible  for determining the valuation or adequacy of any margin required under this Agreement.

4.   Collateral  held in the  Safekeeping  Account  (i) will be held by Bank for
     Broker subject to the terms and conditions of the Custodian  Agreement,  as modified by this Agreement,  which shall be controlling with respect to the
     Safekeeping  Account or  Safekeeping  Accounts in the event of  conflicting provisions  (ii) may be released,  transferred  or sold only in  accordance with the terms of the  Custodian  Agreement  and (iii),  except as provided herein,  shall not be made  available  to Broker or to any person  claiming through Broker  including  creditors of Broker.  Customer  hereby grants to
     Broker a continuing  security  interest in the  Collateral and the proceeds thereof,  subject  to the terms and  conditions  of this  Agreement,  which security  interest will  terminate upon release of the Collateral by Broker as provided  herein.  Bank shall have no  responsibility  for the creation, validity,  priority,  or  enforceability  of such  security  interest.  The
     Collateral  shall at all times remain the property of Customer subject only to the interest and rights  therein of Broker as pledgee and secured  party thereof as provided in this Agreement.

5.   Bank  agrees to  transfer  or  release  to  Customer  Collateral  held in a
     Safekeeping Account only upon Instructions from Broker.

6.   Customer may substitute as Collateral  U.S.  Government  securities or U.S.
     cash of equal or  greater  value.  Broker  agrees to give  Instructions  to release from a Safekeeping Account U.S. cash or U.S. Government  securities of an equal  value,  or such lesser  amount as may be directed by Customer, upon receipt of substituted Collateral.

7.   Broker shall  promptly  give Notice to Customer of the amount of any Excess
     Margin in a  Safekeeping  Account.  Upon request of Customer,  Broker shall give  Instructions  to release to  Customer  U.S.  cash or U.S.  Government securities selected by Customer, the market value of which in the aggregate does not exceed the amount of any such Excess Margin.

8.   Interest  and  dividends on  securities  held in a  Safekeeping  Account or
     Safekeeping  Accounts  will be  automatically  credited  by Bank in Federal funds to such demand deposit account or accounts  designated by Customer on the date that such funds become due and  payable.  Customer  hereby  agrees that no later than two business days prior to the redemption or maturity of
     any  Collateral  ("Maturing  or  Redeemed   Collateral"),   Customer  shall
     substitute  new  Collateral  in  accordance  with the terms of Paragraph 6.
     Customer's  failure to substitute  Collateral for such Maturing or Redeemed
     Collateral shall be deemed a failure to deposit margin under Paragraph 3 of this Agreement.

9.   Bank  shall  promptly  transmit  to  Broker  written  confirmation  of each transfer  into or out of a  Safekeeping  Account.  In addition,  Bank shall provide  Broker  with a  monthly  statement  showing  transactions  and all
     Collateral held in the Safekeeping Account.

10.  Broker  shall have access to the  Collateral  only in  accordance  with the following:

     (a)  If Notice by Broker to  Customer  is given that  additional  margin is required by any  Exchange due to variation in the value of one or more outstanding  Contracts  purchased  or  sold  by  Customer  ("Variation
          Margin")  prior to 11:30 a.m. New York time,  which  Variation  Margin shall first have been satisfied from any amounts currently credited to the Futures Account in connection  with which the Variation  Margin is required,  Customer shall transfer to Broker such Variation Margin not later than 3:00 p.m.  on the same day. If Notice is given by Broker to
          Customer of the need for Variation Margin subsequent to 11:30 a.m. but prior  to 4:00  p.m.  New  York  time,  Customer  shall  provide  such
          Variation  Margin to Broker not later than 10:30 a.m. New York time of the next  succeeding day.  Notices given by Broker  subsequent to 4:00
          p.m. New York time shall be deemed given by Broker prior to 11:30 a.m.
          the next  succeeding  day. Notice by Broker to Customer of the receipt of Variation Margin shall be given promptly.

     (b)  Upon  receipt by Bank of Notice  from  Broker  that  Customer  has not timely  made  payment of  Variation  Margin in respect of the  Futures
          Account as  required  by Section  10(a) of this  Agreement  or has not timely made any other payment, deposit or delivery required under this
          Agreement, the customer agreement in respect of the Futures Account or the rules and regulations of the applicable  Exchange or the Commodity
          Futures  Trading  Commission  (other  than a failure to pay  brokerage commissions),  (i) Bank shall be precluded from making any payments to
          Customer from the Safekeeping  Account or taking any other action with respect  thereto  (other than making  transfers  into the  Safekeeping
          Account) until such time as Broker issues further Instructions to Bank and (ii) unless Broker otherwise  directs Bank, upon Instructions from
          Broker, Bank shall immediately  transfer to Broker an amount set forth in such  Instructions  as due in respect of the  Futures  Account as a result of such failure to timely make a required  payment,  deposit or delivery.  Bank shall not be responsible for the valuation or adequacy of any margin under this Agreement..

     (c)  Bank shall retain in such Safekeeping Account any Collateral in excess of the amount of Variation Margin  specified in Instructions  received from Broker  including  any proceeds  from the sale of  securities  in excess of such amount;  Broker shall give  consideration to any timely request by Customer with respect to  particular  securities to be sold and  shall  sell  any  securities  in the  principal  market  for such securities or, in the event such principal market is closed, sell them in a manner commercially reasonable for such securities.

11.  Bank's duties and responsibilities are as set forth in this Agreement. Bank shall not be liable or responsible for anything done, or omitted to be done by it in good faith and in the absence of negligence and may rely and shall be protected in acting upon any notice,  instruction or other communication which it  reasonably  believes  to be genuine  and  authorized.  As between
     Customer and Bank,  the terms of the Custodian  Agreement  shall apply with respect to any losses or liabilities of such parties arising out of matters covered  by this  Agreement.  As  between  Bank and  Broker,  Broker  shall indemnify and hold Bank  harmless with regard to any losses or  liabilities of Bank (including counsel fees) imposed on or incurred by Bank arising out of any  action  or  omission  of Bank in  accordance  with  any  notice  or instruction of Broker under this Agreement,  provided that Broker shall not be required to  indemnify  Bank if such action or omission of Bank was as a result of the negligent or  intentional  misconduct of the Bank. In matters concerning or relating to this Agreement, Bank shall not be responsible for compliance with any statute or regulation  regarding the  establishment  or maintenance of margin credit, including but not limited to Regulations T or
     X of the Board of  Governors  of the Federal  Reserve  System,  or with any rules or  regulations of the OCC. Bank shall not be liable to any party for any acts or omissions of the other  parties to this  Agreement.  Bank shall have no duty to require any cash or  securities to be delivered to it or to determine that the amount and form of assets  deposited in the  Safekeeping
     Account  comply  with  any  applicable  requirements.  Bank  may  hold  the securities in the Safekeeping  Account in bearer,  nominee,  book entry, or other form and in any depository or clearing  corporation,  with or without indicating that the securities are held hereunder;  provided, however, that all  securities  held in the  Safekeeping  Account  shall be  identified on
     Bank's  records  as  subject  to this  Agreement  and  shall be a form that permits  transfer  without  additional  authorization  or  consent  of  the
     Customer.

12.  Neither Broker nor any person claiming  through Broker shall have access to
     Collateral in any Safekeeping  Account other than the  Safekeeping  Account which  relates  to the  Futures  Account in which the  Variation  Margin is required and only in accordance with the provisions of this Agreement.

13.  No amendment  of this  Agreement  shall be effective  unless in writing and signed by each of the Parties.

14.  Written  communications  hereunder  shall be, except as otherwise  required hereunder,  hand-delivered  or mailed first class postage  prepaid  (except that  written  notice  of  termination  shall  be sent by  certified  mail)
     addressed:

     (a)  If to Bank, to:            STATE STREET BANK AND TRUST COMPANY
                                     801 Pennsylvania Avenue
                                     Kansas City, MO 64105
                                     Attn:  Vice President, Mutual Funds Custody
                                     And Attn: Managing Counsel
                                     Tel.:   816-871-4100
                                     Fax:   816-871-9675

     (b)  If to Customer, to:        AMERICAN CENTURY MUTUAL FUNDS, INC.
                                     c/o American Century Services LLC
                                     4500 Main Street
                                     Kansas City, MO 64111
                                     Attn:  C. Jean Wade
                                     Vice President, Portfolio Accounting
                                     Tel.:   816-340-4504
                                     Fax:   816-340-7914

                                     With a copy to:

                                     MASON STREET ADVISORS LLC
                                     c/o Northwestern Mutual Life Insurance Co
                                     720 East Wisconsin Avenue
                                     Milwaukee, WI  53202-4797
                                     Tel:  414-665-1602
                                     Fax:  414-625-1602

     (c)  If to Broker, to:          J.P. MORGAN FUTURES INC.
                                     4 New York Plaza, 9th Floor
                                     New York, New York 10260
                                     Attn: Michael Nielsen
                                     Manager - Operations
                                     Tel.:  212-623-0672
                                     Fax:  212-623-2524

15.  Except as specifically  provided herein, this Agreement does not in any way affect any other agreements entered into among the Parties hereto.

16.  Any of the Parties may terminate this Agreement upon 30 days' prior written notice  to  both of the  other  Parties  hereto;  PROVIDED,  HOWEVER,  that
     Collateral which has not been released by Broker at or prior to the time of termination  shall be transferred to a substitute  custodian  designated by
     Customer and acceptable to Broker.  If either  Customer or Bank  terminates the Custodian  Agreement,  this Agreement and the Safekeeping Account shall also  terminate  no later than the  effective  date of  termination  of the
     Custodian Agreement,  provided that Broker receives 30 days prior notice of such termination from Customer or Bank.

17.  Any and all  expenses  of  establishing,  maintaining  or  terminating  the
     Safekeeping Account,  including,  without limitation,  any and all expenses incurred by Bank in connection with the Safekeeping Account, shall be borne by Customer.

18.  Each Party hereby  consents to the tape recording  (with notice provided of such recording) of all oral Notices and Instructions  given by any party to this Agreement to any other Party to this Agreement.

19.  This  Agreement  shall  be  construed  according  to,  and the  rights  and liabilities  of the parties  hereto  shall be governed  by, the laws of New
     York.

20.  This  Agreement  may be  executed in  counterparts,  each of which shall be deemed an  original,  but all of which  shall  constitute  one and the same instrument.

IN WITNESS  WHEREOF,  the duly  authorized  representatives  of the parties have executed and delivered this Agreement as of the date written above.

                           AMERICAN CENTURY MUTUAL FUNDS, INC.
                           ON BEHALF OF EACH OF ITS SERIES LISTED ON SCHEDULE 1
                           *

                           /s/ David H. Reimmiller
                           ----------------------------------------
                           By: David H. Reinmiller
                           Title: Vice President

                           J.P. MORGAN FUTURES INC.

                           /s/ Joseph A. Cerullo
                           ---------------------------------------
                           By: Joseph A. Cerullo
                           Title: Vice Presdient

                           STATE STREET BANK AND TRUST COMPANY

                           /s/ Mark Nicholson
                           ---------------------------------------
                           By:  Mark Nicholson
                                Vice President

                                   SCHEDULE 1

                                       TO

THIRD-PARTY  CUSTODIAL  AGREEMENT  BETWEEN J.P.  MORGAN  FUTURES INC.,  AMERICAN
CENTURY MUTUAL FUNDS, INC., AND STATE STREET BANK AND TRUST COMPANY

                                 MARCH 31, 2006

SERIES FUND/PORTFOLIO                                    ADVISER
---------------------                                    -------

American Century - Mason Street Small Cap Growth Fund    Mason Street Advisors, LLC
American Century - Mason Street Mid Cap Growth Fund      Mason Street Advisors, LLC

                                   APPENDIX A

                                       TO

THIRD-PARTY  CUSTODIAL AGREEMENT AMONG AMERICAN CENTURY MUTUAL FUNDS, INC., J.P.
MORGAN FUTURES INC., AND STATE STREET BANK AND TRUST COMPANY

                 AUTHORIZED PERSONS FOR J.P. MORGAN FUTURES INC.

     Bank is directed to accept and act upon written Advice from Broker received from any one of the following persons at J.P. Morgan Futures Inc.

NAME                    TELEPHONE/FAX NUMBER         SIGNATURE
----                    --------------------         ---------

1. BESSIE TSANG         1.  212-623-3350/2524        1. /s/ Bessie Tsang
                                                        -----------------------

2. JOHN MAZESKI         2.  212-623-3348/2524        2. /s/ John Mazeski
                                                        -----------------------

3. FRANK LOFRISCO       3.  212-623-3355/2524        3. /s/ Frank Lofrisco
                                                        -----------------------

          AUTHORIZED BY:  Joseph A. Cerullo, AS AUTHORIZED AGENT OF BROKER
                          ------------------

                    NAME:   Joseph A. Cerullo
                    TITLE:  Vice President
                    DATE:

                                   APPENDIX B
                                       TO

THIRD-PARTY  CUSTODIAL AGREEMENT AMONG AMERICAN CENTURY MUTUAL FUNDS, INC., J.P.
MORGAN FUTURES INC., AND STATE STREET BANK AND TRUST COMPANY

AUTHORIZED  PERSONS  FOR  AMERICAN  CENTURY  MUTUAL  FUNDS,   INC./MASON  STREET
ADVISORS, LLC

     Bank and Broker are  directed to accept and act upon  written  Instructions from Customer  received  from any one of the  following  persons at Mason Street
Advisors, LLC acting as authorized by American Century Mutual Funds, Inc.

NAME                                TELEPHONE/FAX NUMBER                  SIGNATURE
----                                --------------------                  ---------

1. Lori Capozzoli           1. 414.665.6339/414.625.6339     1. /s/ Lori Capozzoli
                                                                ---------------------------

2. Susan Griswold           2. 414.665.6984/414.625.6984     2. /s/ Susan Griswold
                                                                ---------------------------

3. Margaret Lusiba-Johnson  3. 414.665.1602/414.625.1602     3. /s/ Margaret Lusiba-Johnson
                                                                ---------------------------

                         AUTHORIZED BY AMERICAN CENTURY MUTUAL FUNDS, INC., FOR
                         AMERICAN CENTURY - MASON STREET SMALL CAP GROWTH FUND
                         AND AMERICAN CENTURY - MASON STREET MID CAP GROWTH FUND

                          /s/ David H. Reinmiller
                          -----------------------------------------

                          NAME:  David H. Reinmiller

                          TITLE:  Vice President